Exhibit 99.1

Cytek Biosciences Reports Third Quarter 2021 Financial Results

Third quarter total revenue growth of 37% compared to prior year

FREMONT, Calif., Nov. 8, 2021 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the third quarter ended September 30, 2021.

Recent Highlights

•	Total revenue was $34.4 million for the third quarter, representing a 37% increase over the third quarter of 2020

•	Expanded the installed base to 970 instruments, with 115 instrument placements during the third quarter

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Launched a 25-color immunoprofiling assay, providing researchers with a ready-to-use solution for identifying major human immune subpopulations which play important roles in the innate and adaptive immune response to various diseases

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Announced the acquisition of the cell analysis business of Tonbo Biosciences™, which includes an extensive portfolio of life science research reagents for flow cytometry, a natural complement to Cytek’s cFluor® family of proprietary reagents

“Our team delivered strong results this quarter, demonstrating solid execution across our business,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “We continued to expand our installed instrument base during the quarter, launched an innovative 25-color immunoprofiling assay, and recently announced an acquisition enhancing our reagent portfolio offering. We plan to continue building on our progress and provide our flow cytometry solutions to more users around the world.”

Third Quarter 2021 Financial Results

Total revenue for the third quarter of 2021 was $34.4 million, a 37% increase over the third quarter of 2020. This increase was primarily driven by an increase in product revenue due to higher unit sales of the Aurora, Aurora Cell Sorter, and Northern Lights™ systems.

Gross profit was $21.4 million for the third quarter of 2021, an increase of 37% compared to a gross profit of $15.6 million in the third quarter of 2020. Gross profit margin was 62% in the third quarter of 2021 compared to 62% in the third quarter of 2020. Non-GAAP gross profit margin in the third quarter of 2021 was 64% compared to 62% in the third quarter of 2020, after adjusting for stock-based compensation expense.

Operating expenses were $18.3 million for the third quarter of 2021, a 106% increase from $8.9 million in the third quarter of 2020.

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Research and development expenses were $6.1 million for the third quarter of 2021 compared to $3.4 million for the third quarter of 2020. The increase in R&D expenses was primarily due to increased investment and growth in Cytek’s R&D team.

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Sales and marketing expenses were $6.3 million for the quarter compared to $3.8 million for the same quarter last year. The increase in expenses was primarily due to an increase in headcount and personnel-related expenses, as well as an increase in advertising and marketing activities.

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General and administrative expenses were $5.9 million for the third quarter of 2021, an increase from $1.7 million in the third quarter of 2020. The increase of $4.2 million in general and administrative expenses was primarily due to expenses related to becoming a public company as well as infrastructure services to support the growth of Cytek’s overall operations.

Income from operations in the third quarter of 2021 was $3.1 million compared to $6.7 million in the third quarter of 2020. Net income in the third quarter of 2021 was $1.6 million compared to net income of $6.5 million in the third quarter of 2020.

Non-GAAP net income in the third quarter of 2021 was $4.1 million compared to $6.7 million in the third quarter of 2020, after adjusting for stock-based compensation expense.

Cash and cash equivalents were approximately $377 million as of September 30, 2021.

Webcast Information

Cytek will host a conference call to discuss the third quarter 2021 financial results on Monday, November 8, 2021, at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with exquisite sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights systems, the Aurora CS cell sorter, reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe.

Other than Cytek’s Northern Lights CLC system, which is available for clinical use in China and the European Union, Cytek’s products are for research use only – not for use in diagnostic procedures or for clinical purposes.

Cytek, Tonbo Biosciences, cFluor, Full Spectrum Profiling, FSP and Northern Lights are trademarks or registered trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and corporate Twitter account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and Twitter account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and nine-month periods ended September 30, 2021 and September 30, 2020. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek Biosciences’ expectations regarding the company’s business operations and its plans to continue building on its progress and to provide its flow cytometry solutions to more users around the world. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to market conditions; the ongoing COVID-19 pandemic; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations.. You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Quarterly Report on Form 10-Q and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Carrie Mendivil/Mary Kate McDonough

Gilmartin Group LLC

investors@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended		Nine months ended
(In thousands, except share and per share data)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue, net:
Product	$32,191	$23,153	$83,567	$56,688
Service	2,185	1,943	5,489	5,532

Total revenue, net	34,376	25,096	89,056	62,220

Cost of sales:
Product	9,915	7,556	25,155	23,644
Service	3,075	1,924	8,284	6,315

Total cost of sales	12,990	9,480	33,439	29,959

Gross profit	21,386	15,616	55,617	32,261
Operating expenses:
Research and development	6,078	3,376	17,366	9,308
Sales and marketing	6,331	3,838	16,184	10,428
General and administrative	5,905	1,691	14,052	6,742

Total operating expenses	18,314	8,905	47,602	26,478

Income from operations	3,072	6,711	8,015	5,783
Other income (expense):
Interest expense	(441)	(2)	(1,249)	(3)
Interest income	12	3	31	105
Other income (expense), net	(393)	185	(1,128)	543

Total other income (expense), net	(822)	186	(2,346)	645

Income before income taxes	2,250	6,897	5,669	6,428
Provision for (benefit from) income taxes	655	357	1,302	(7,384)

Net income	$1,595	$6,540	$4,367	$13,812

Less: net income allocated to participating securities	(1,103)	(5,094)	(4,367)	(11,171)

Net income attributable to common stockholders, basic and diluted	$492	$1,446	$—	$2,641

Net income attributable to common stockholders per share, basic	$—	$0.05	$—	$0.09

Net income attributable to common stockholders per share diluted	$—	$0.05	$—	$0.09

Weighted-average shares used in calculating net income per share, basic	108,322,433	28,700,005	57,534,080	28,551,126

Weighted-average shares used in calculating net income per share, diluted	113,637,377	31,058,757	62,095,275	30,763,586

Comprehensive income:
Net income	$1,595	$6,540	$4,367	$13,812
Foreign currency translation adjustment, net of tax	34	145	505	49

Net comprehensive income	$1,629	$6,685	$4,872	$13,861

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)	September 30, 2021	December 31, 2020
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$376,771	$165,231
Trade accounts receivable, net	29,450	16,990
Restricted cash	—	888
Inventories	27,511	23,018
Prepaid expenses and other current assets	6,094	2,495

Total current assets	439,826	208,622
Deferred income tax assets, noncurrent	7,378	7,378
Property and equipment, net	4,982	2,140
Goodwill	476	476
Intangible assets, net	361	274
Other noncurrent assets	1,297	1,089

Total assets	$454,320	$219,979

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	$3,927	$2,944
Legal settlement liability, current	7,405	6,253
Accrued expenses	10,578	9,048
Other current liabilities	2,044	4,626
Deferred revenue, current	5,885	3,665

Total current liabilities	29,839	26,536
Legal settlement liability, noncurrent	12,633	10,959
Deferred revenue, noncurrent	7,741	3,456
Other noncurrent liabilities	737	737

Total liabilities	$50,950	$41,688

Commitments and contingencies (Note 15)
Redeemable convertible preferred stock, $0.001 par value; 10,000,000 and 87,268,694 shares authorized, zero and 87,268, 694 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of zero and $199,230 as of September 30, 2021 and December 31, 2020, respectively.	—	194,319
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 1,000,000,000 and 153,329,500 authorized shares as of September 30, 2021 and December 31, 2020, respectively; 133,725,741 and 31,241,916 issued and outstanding shares as of September 30, 2021 and December 31, 2020, respectively.	125	23
Additional paid-in capital	420,600	6,491
Accumulated deficit	(18,240)	(22,607)
Accumulated other comprehensive income	570	65
Noncontrolling interest in consolidated subsidiary	315	—

Total stockholders’ equity (deficit)	$403,370	$(16,028)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$454,320	$219,979

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

	Three Month Ended		Nine Month Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP gross profit	21,386	15,616	55,617	32,261
Stock-based compensation	559	38	791	107

Non-GAAP gross profit	21,945	15,654	56,408	32,368

Non-GAAP gross profit %	64%	62%	63%	52%
GAAP operating expenses	18,314	8,905	47,602	26,478
Stock-based compensation	(1,896)	(88)	(2,787)	(233)

Non-GAAP operating expenses	16,418	8,817	44,815	26,245

	48%	35%	50%	42%
GAAP income from operations	3,072	6,711	8,015	5,783
Stock-based compensation	2,455	126	3,578	340
Non-GAAP income from operations	5,527	6,837	11,593	6,123
GAAP net income	1,595	6,540	4,367	13,812
Stock-based compensation	2,455	126	3,578	340

Non-GAAP net income	4,050	6,666	7,945	14,152

GAAP net income attributable to common stockholders	492	1,446	—	2,641
Stock-based compensation	2,455	126	3,578	340

Non-GAAP net income attributable to common stockholders	2,947	1,572	3,578	2,981

GAAP net income per share to common stockholders, diluted	$—	$0.05	$—	$0.09
Stock-based compensation per share	$0.02	$—	$0.06	$0.01

Non-GAAP net income per share to common stockholders, diluted	$0.02	$0.05	$0.06	$0.10

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	113,637,377	31,058,757	62,095,275	30,763,586